Exhibit 10.1
EXECUTION VERSION
This SECOND AMENDMENT TO THE REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of August 17, 2022 (the “Amendment Date”), is entered into by and among ARCC FB FUNDING LLC, a Delaware limited liability company, as the borrower (the “Borrower”), the LENDERS party to the Revolving Credit Agreement, BNP PARIBAS, as the administrative agent (the “Administrative Agent”), ARES CAPITAL CORPORATION, a Maryland corporation, as the equityholder (in such capacity, the “Equityholder”), ARES CAPITAL CORPORATION, a Maryland corporation, as the servicer (in such capacity, the “Servicer”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to U.S. Bank National Association, as collateral agent (the “Collateral Agent”).

WHEREAS, the Borrower, the lenders from time to time party thereto, the Administrative Agent, the Equityholder, the Servicer and the Collateral Agent are party to the Revolving Credit and Security Agreement, dated as of June 11, 2020 (as amended from time to time prior to the date hereof, the “Revolving Credit Agreement”); and

WHEREAS, the parties hereto desire to amend the Revolving Credit Agreement, in accordance with Section 13.01(b) of the Revolving Credit Agreement subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I.

Definitions
SECTION 1.1.        Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Revolving Credit Agreement.
ARTICLE II.

Amendments to Revolving Credit Agreement

SECTION 2.1.        As of the Amendment Date, the Revolving Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix A hereto.

SECTION 2.2.        As of the Amendment Date, Schedule 4 to the Revolving Credit Agreement is hereby amended by replacing Schedule 4 in its entirety with the pages set attached as Appendix B hereto.
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ARTICLE III.
Omnibus Amendment to Transaction Documents

SECTION 3.1.        The parties hereto acknowledge and agree that U.S. Bank Trust Company, National Association is the successor in interest to U.S. Bank National Association by an assignment from U.S. Bank National Association of its rights, interests and obligations in its roles as Secured Party or Collateral Agent, as applicable, and all Facility Documents are hereby amended to delete all references to U.S. Bank National Association in its role as Collateral Agent, and insert U.S. Bank Trust Company, National Association in lieu thereof.

ARTICLE IV.
Representations and Warranties

SECTION 4.1.        The Borrower and the Equityholder hereby represent and warrant to the Administrative Agent and the Lender that, as of the Amendment Date, (i) no Default, Event of Default, Potential Servicer Removal Event or Servicer Removal Event has occurred and is continuing and (ii) the representations and warranties of the Borrower, the Servicer and the Equityholder contained in Sections 4.01, 4.02 and 4.03 of the Revolving Credit Agreement are true and correct in all material respects on and as of the Amendment Date (other than any representation and warranty that is made as of a specific date).
ARTICLE V.

Conditions Precedent
SECTION 5.1.        This Amendment will be effective upon the satisfaction of each of the following conditions:
(a)the execution and delivery of this Amendment by the Borrower, the Lenders, the Administrative Agent, the Equityholder and the Servicer; and
(b)all fees due and owing to the Administrative Agent and each Lender on or prior to the Amendment Date have been paid.
ARTICLE VI.

Miscellaneous
SECTION 6.1.        Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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SECTION 6.2.        Severability Clause. In case any provision in this Amendment is deemed to be invalid, illegal or unenforceable, the remaining provisions of this Amendment remain in full force and effect.
SECTION 6.3.        Ratification. Except as expressly amended hereby, the Revolving Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof will remain in full force and effect. When effective, this Amendment will form a part of the Revolving Credit Agreement for all purposes.
SECTION 6.4.        Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission (including electronic signature pursuant to and in accordance with the Revolving Credit Agreement) is effective as delivery of a manually executed counterpart hereof.
SECTION 6.5.        Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and are not deemed to alter or affect the meaning or interpretation of any provisions hereof.
SECTION 6.6.        Direction to Execute. The Administrative Agent hereby authorizes and directs the Collateral Agent to execute this Amendment.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

ARCC FB FUNDING LLC

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

[Signature Page to Second Amendment to Revolving Credit and Security Agreement]

EQUITYHOLDER:

ARES CAPITAL CORPORATION, as Equityholder

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

SERVICER:

ARES CAPITAL CORPORATION, as Servicer

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory
[Signature Page to Third Amendment to Revolving Credit and Security Agreement]

ADMINISTRATIVE AGENT:

BNP PARIBAS, as Administrative Agent

By:	/s/ Meredith Middleton
Name:	Meredith Middleton
Title:	Director

By:	/s/ Sohaib Naim
Name:	Sohaib Naim
Title:	Director

LENDER:

BNP PARIBAS, as Lender

By:	/s/ Meredith Middleton
Name:	Meredith Middleton
Title:	Director

By:	/s/ Sohaib Naim
Name:	Sohaib Naim
Title:	Director
[Signature Page to Third Amendment to Revolving Credit and Security Agreement]

COLLATERAL AGENT:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Collateral Agent

By:	/s/ Ralph J. Creasia, Jr.
Name:	Ralph J. Creasia, Jr.
Title:	Senior Vice President

[Signature Page to Third Amendment to Revolving Credit and Security Agreement]

APPENDIX A

EXECUTION VERSION
Conformed through S~~econd~~Third Amendment, dated J~~une 29~~August 17, ~~2021~~2022

REVOLVING CREDIT AND SECURITY AGREEMENT

Among

ARCC FB FUNDING LLC,
as the Borrower

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

BNP PARIBAS,
as Administrative Agent,

ARES CAPITAL CORPORATION,
as Equityholder,

ARES CAPITAL CORPORATION,
as Servicer,

and

US BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

Dated as of June 11, 2020

and

THIS AGREEMENT PROVIDES FOR AN UNCOMMITTED FACILITY. ALL ADVANCES ARE DISCRETIONARY ON THE PART OF THE LENDERS IN THEIR SOLE AND ABSOLUTE DISCRETION.

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ARTICLE XIII. MISCELLANEOUS

SCHEDULES

SCHEDULE I	Initial Individual Lender Maximum Funding Amounts and Percentages
SCHEDULE 2	[Reserved]
SCHEDULE 3	Initial Collateral Loans
SCHEDULE 4	~~Moody’~~s Industry Classifications
SCHEDULE 5	Notice Information
SCHEDULE 6	Authorized Signatories
SCHEDULE 7	Diversity Score
SCHEDULE 8	[Reserved]
SCHEDULE 9	Initial Asset List

EXHIBITS

EXHIBIT A	Form of Note

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REVOLVING CREDIT AND SECURITY AGREEMENT

REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of June 11, 2020, among ARCC FB FUNDING LLC, a Delaware limited liability company, as borrower (the “Borrower”), the LENDERS from time to time party hereto, BNP PARIBAS (“BNP”), as administrative agent for the Secured Parties (as hereinafter defined) (in such capacity, the “Administrative Agent”), ARES CAPITAL CORPORATION, a Maryland corporation, as equityholder (in such capacity, the “Equityholder”), ARES CAPITAL CORPORATION, a Maryland corporation, as servicer (in such capacity, the “Servicer”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (“U.S. Bank”), as successor in interest to U.S. Bank National Association, as collateral agent for the Secured Parties (as hereinafter defined) (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower desires that the Lenders make advances on a revolving basis to the Borrower on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, each Lender is willing to make such advances to the Borrower on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the meanings indicated:

“Account Control Agreement” means that certain Account Control Agreement, dated as of the Closing Date, among the Borrower, the Servicer, the Collateral Agent and U.S. Bank National Association, as Securities Intermediary, which agreement relates to the Covered Accounts.

“Adjusted Principal Balance” means, for any Eligible Collateral Loan, as of any date of determination, an amount equal to the Loan Value of such Eligible Collateral Loan as of such date multiplied by the Principal Balance of such Eligible Collateral Loan as of such date; provided that, the parties hereby agree that the Adjusted Principal Balance of any Ineligible Collateral Loan as of such date of determination shall be zero.

“Administrative Agent” has the meaning assigned to such term in the introduction to this Agreement.

purchase of Collateral Loans) and (b) after the date that is the six-month anniversary of the Closing Date, the Aggregate Adjusted Collateral Balance.

“Concentration Limitations” means, as of any date of determination, the following limitations (calculated without duplication) as applied to the Eligible Collateral Loans owned (or, in relation to a proposed purchase of an Eligible Collateral Loan, proposed to be owned, with respect to which, if such purchase results in noncompliance with the limitations, the relevant requirements must be maintained or improved after giving effect to the purchase) by the Borrower, unless a waiver is provided in writing by the Administrative Agent specifying the agreed treatment of such Collateral Loan or Concentration Limitation:

(a).not more than 15.00% of the Concentration Calculation Amount may consist of First Lien Last Out Loans or Second Lien Loans;

(b).not more than 10.00% of the Concentration Calculation Amount may consist of Second Lien Loans;

(c).(i) not more than 20.00% of the Concentration Calculation Amount may consist of Class 1 Loans and Class 2 Loans that are Cov-Lite Loans and (ii) not more than 10.00% of the Concentration Calculation Amount may consist of Class 2 Loans that are Cov-Lite Loans;

(d).not less than 80.00% of the Concentration Calculation Amount may consist of Collateral Loans denominated in Dollars;

(e).not less than 80.00% of the Concentration Calculation Amount may consist of Collateral Loans the Obligors of which have their headquarters in, a principal place of business in or are organized, formed or incorporated in the United States;

(f).not more than 10.00% of the Concentration Calculation Amount may consist of Revolving Collateral Loans or Delayed Drawdown Collateral Loans;

(g).not more than 5.00% of the Maximum Portfolio Amount may consist of Collateral Loans that are issued by any Obligor and its Affiliates, except that Collateral Loans that are issued by the two largest Obligors and their respective Affiliates may consist of up to 10.00% and 7.50% of the Maximum Portfolio Amount, respectively;

(h).not more than 7.50% of the Concentration Calculation Amount may consist of Collateral Loans that are issued by Obligors and their Affiliates that belong to any single ~~Moody’s~~ Industry Classification, except that (i) up to 25.00% may consist of Collateral Loans with Obligors and their Affiliates in the largest ~~Moody’s~~ Industry Classification, (ii) up to 20.00% may consist of Collateral Loans with Obligors and their Affiliates in the second largest ~~Moody’s~~ Industry Classification ~~and~~, (iii) up to 15.00% may consist of Collateral Loans with Obligors and their Affiliates in the third largest ~~Moody’s~~ Industry Classification and (iv) up to 10.00% may consist of Collateral Loans with Obligors and their Affiliates in each of the fourth and fifth largest Industry Classifications;

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(i).not more than 5.00% of the Concentration Calculation Amount may consist of Fixed Rate Loans;

(j).not more than 10.00% of the Concentration Calculation Amount may consist of Partial PIK Loans; and

(k).not more than 10.00% of the Concentration Calculation Amount may consist of Recurring Revenue Loans.

“Constituent Documents” means, in respect of any Person, the certificate or articles of formation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Contribution Notice” has the meaning assigned to such term in Section 10.04(a).
“Control” means the direct or indirect possession of the power to vote 50% or more of the voting securities of such Person or the power to direct or cause the direction of the management or policies of a Person, whether through ownership, by contract, arrangement or understanding, or otherwise. “Controlled” and “Controlling” have the meaning correlative thereto.

“Cov-Lite Loan” means a loan that does not (I) contain any financial covenants or (II) require the related Obligor of such loan to comply with any maintenance covenant; provided that a loan described in clause (I) or (II) above that either (i) contains a cross-default provision to, or (ii) is pari passu with, another loan of the Obligor that requires the Obligor to comply with a maintenance covenant will be deemed not to be a Cov-Lite Loan. For the avoidance of doubt, a loan that is capable of being described in clause (I) or (II) above only (x) until the expiration of a period of twelve months or less after the initial issuance thereof or (y) for so long as there is no funded balance in respect thereof, in each case as set forth in the applicable Related Documents, will be deemed not to be a Cov-Lite Loan.

“Covered Account” means each of the Collection Accounts (including the Interest Collection Subaccount, the Principal Collection Subaccount, the CAD Collection Account, the EUR Collection Account and the GBP Collection Account), the Payment Account, the Collateral Account, the Revolving Reserve Account and any other account established by the Borrower at the Securities Intermediary with the consent of the Administrative Agent and subject to the Lien of the Collateral Agent and subject to an agreement establishing “control” (as used in the UCC) over such account in favor of the Collateral Agent pursuant to the terms of the Facility Documents.

“Custodian” means U.S. Bank National Association in its capacity as custodian under the Custodian Agreement, and any successor thereto under the Custodian Agreement.

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her service as an Independent Director or officer of the Borrower or any other Affiliates that are structured to be “bankruptcy remote”); (iii) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of the Borrower or any Affiliate of the Borrower or (iv) any member of the immediate family of a person described in clauses (i),
(ii) or (iii); and (B) has (i) prior experience as an independent director for a Person whose charter documents required the consent of the independent director thereof before such Person could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Individual Lender Maximum Funding Amount” means, as to each Lender on any date of determination, the maximum amount of Advances to the Borrower that may be lent by such Lender pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding for such Lender up to but not exceeding the amount applicable to such Lender on such date of determination as specified on Schedule 1 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Individual Lender Maximum Funding Amount, as applicable, as such amount may be reduced from time to time pursuant to Section
2.07 or increased or reduced from time to time pursuant to assignments effected in accordance with Section 13.06(a).

“Industry Classification” means the industry classifications set forth in Schedule 4 hereto, including, at the Servicer’s request, any modifications that may be made thereto or additional categories that may be subsequently established by reference to the Global Industry Classification Standard codes. The determination of which Industry Classification to which an Obligor belongs shall be made in good faith by the Servicer.

“Ineligible Collateral Loan” means, at any time, a Collateral Loan or any portion thereof, that fails to satisfy any criteria of the definition of Eligible Collateral Loan as of the date when such criteria are applicable (other than any criteria that has been waived pursuant to the definition thereof); it being understood that such criteria in the definition of Eligible Collateral Loan that is specified to be applicable only as of the date of acquisition of such Collateral Loan shall not be applicable after the date of acquisition of such Collateral Loan.

“Initial AUP Report Date” has the meaning assigned to such term in Section
8.09(a).

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or the consent by such Person to the

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“Minimum OC Coverage Test” means, as of any date, a test that is satisfied if the OC Ratio as of such date is equal to or greater than 1.00:1.00.
“Money” has the meaning specified in Section 1-201(24) of the UCC. “Moody’s” means Moody’s Investors Service, Inc., together with its successors. ~~“Moody’s Industry Classification” means the industry classifications set forth in~~
~~Schedule 4 hereto, as such industry classifications shall be updated at the option of the Servicer if Moody’s publishes revised industry classifications. The determination of which Moody’s Industry Classification to which an Obligor belongs shall be made in good faith by the Servicer.~~

“Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.

“Net-Debt-to-Recurring-Revenue Ratio” means, with respect to any Collateral Loan for any period, the meaning of “Net-Debt-to-Recurring-Revenue Ratio” or any comparable term defined in the Related Documents for such Collateral Loan, and in any case that “Net-Debt-to-Recurring-Revenue Ratio” or such comparable term is not defined in such Related Documents, the ratio of (a) indebtedness of the related Obligor under such Collateral Loan and all other indebtedness of such Obligor that is senior or pari passu in right of payment to such Collateral Loan minus Unrestricted Cash and cash equivalents to (b) TTM Recurring Revenue, as calculated by the Servicer in good faith in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Related Documents; provided that, in the event of a lack of any such information necessary to calculate the Net-Debt-to-Recurring-Revenue Ratio for any Collateral Loan, the Net-Debt-to-Recurring-Revenue Ratio for such Collateral Loan shall be a ratio calculated by the Administrative Agent in its sole discretion after consultation with the Servicer or, if agreed to by the Administrative Agent, by the Servicer in good faith in accordance with the Servicing Standard.

“Non-Approval Event” means an event that (x) will be deemed to have occurred if the ratio (measured on a rolling three-month basis) of (i) the number or Dollar amount of Approval Requests for loans that satisfy the requirements of an Eligible Collateral Loan rejected by the Administrative Agent over (ii) the total number or aggregate Dollar amount of Approval Requests is greater than 70% and (y) will be continuing until the conditions set forth in clause
(x) of this definition are no longer true; provided that, until ten (10) loans have been submitted for approval to the Administrative Agent by the Servicer, the ratio of clause (x)(i) over clause (x)(ii) shall be deemed to be zero.

“Note” means each promissory note, if any, issued by the Borrower to a Lender in accordance with the provisions of Section 2.04(b), substantially in the form of Exhibit A.

“Notice of Borrowing” has the meaning assigned to such term in Section 2.03(a).

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“Secured Parties” means the Administrative Agent, the Collateral Agent, the Custodian, each Lender and the Securities Intermediary.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, all as from time to time in effect.

“Securities Intermediary” means U.S. Bank National Association in its capacity as Securities Intermediary under the Account Control Agreement and any other entity as defined in Section 8-102(a)(14) of the UCC.

“Securitisation Regulation” means Regulation (EU) 2017/2402.

“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the UCC.

“Senior Net Leverage Ratio” means, with respect to any Collateral Loan for any
Relevant Test Period, the meaning of “Senior Net Leverage Ratio” or any comparable term defined in the Related Documents for such Collateral Loan, and in any case that “Senior Net Leverage Ratio” or such comparable term is not defined in such Related Documents, the ratio of
(a) total indebtedness of the Obligor (other than indebtedness of such Obligor that is junior in terms of lien subordination to indebtedness of such Obligor held by the Borrower) minus Unrestricted Cash and cash equivalents to (b) EBITDA as calculated by the Servicer in accordance with the Servicing Standard.

“Servicer” means Ares Capital Corporation, in its capacity as servicer hereunder and any successor thereto in accordance herewith.

“Servicer Expense Cap” means, for any Payment Date, an amount not to exceed
$75,000 during any twelve (12) month period.

“Servicer Expenses” means the out-of-pocket expenses incurred by the Servicer in connection with the Facility Documents.

“Servicer Fee” means, for any Collection Period, an amount equal to the product of (i) 0.50% per annum multiplied by (ii) the Fee Basis Amount (calculated on the basis of a 360-day year and the actual number of days elapsed in the related Collection Period).

“Servicer Removal Event” means any one of the following events:

(a).except as set forth in another clause of this definition, the Servicer breaches in any material respect any covenant or agreement applicable to it under this Agreement or any other Facility Document to which it is a party (it being understood that failure to meet the Minimum OC Coverage Test, any Concentration Limitation or the Collateral Quality Test is not a breach under this clause (a)), and, if capable of being cured, is not cured within 30 days of the earlier of (i) a Responsible Officer of the Servicer acquiring actual knowledge of such breach or (ii) the Servicer receiving written notice from either Agent of such breach;

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Documents. If no successor Collateral Agent shall have been appointed and an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within sixty days after giving of notice of resignation by the Collateral Agent, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

(b).Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to all or substantially all of the corporate trust ~~properties and assets~~business of the Collateral Agent substantially as a whole, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

Section 12.06 The Collateral Agent. (a) The Collateral Agent shall have no liability for losses arising from (i) any cause beyond its control, (ii) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, or (iii) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

(b).It is expressly acknowledged and agreed that the Collateral Agent is not guaranteeing the performance of or assuming any liability for the obligations of the other parties hereto or any portion of the Collateral.

(c).The Collateral Agent shall not be responsible for the preparation or filing of any UCC financing statements or continuation statements or the correctness of any financing statements filed in connection with this Agreement or the validity or perfection of any lien or security interest created pursuant to this Agreement.

(d).The Collateral Agent shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Borrower. In no event shall the Collateral Agent be liable for the selection of any investments or any losses in connection therewith (except in its capacity as obligor thereunder, if applicable), or for any failure of the relevant party to provide investment instruction to the Collateral Agent in connection with the investment of funds in or from any account set forth herein.

(e).The Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Servicer, the Borrower or the Administrative Agent to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(f).The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document or electronic communication; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral

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Agent shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Agent shall not be deemed to have knowledge or notice of any matter unless actually known to a Responsible Officer. It is expressly acknowledged by the Borrower, the Servicer, the Lenders and the Administrative Agent that performance by the Collateral Agent of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notices provided to it by the Servicer (and/or the Borrower) and/or any related bank agent, obligor or similar party with respect to the Collateral, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such item of Collateral, from time to time.

(g).The Collateral Agent shall have no duty to determine or inquire into the happening or occurrence of any event or contingency, and it is agreed that its duties hereunder are purely ministerial in nature.

(h).Should any controversy arise between the undersigned with respect to the Collateral held by the Collateral Agent, the Collateral Agent shall follow the instructions of the Administrative Agent on behalf of the Secured Parties (provided that to the extent practicable, the Collateral Agent shall provide written notice of such controversy to the Servicer).

(i).The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for performing the obligations expressly imposed on the Collateral Agent hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters or taking any steps to preserve rights against prior parties or other rights pertaining to any Collateral.

(j).In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Collateral Agent may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent. Accordingly, each of the parties hereto agrees to provide to the Collateral Agent upon its request from time to time such identifying information and documentation as may be available to such party in order to enable the Collateral Agent to comply with such requirements.

(k).If U.S. Bank, U.S. Bank National Association or the Collateral Agent is also acting in another capacity, including as Custodian or Securities Intermediary, the rights, protections, immunities and indemnities afforded to U.S. Bank, U.S. Bank National Association or the Collateral Agent pursuant to this Article XII shall also be afforded to U.S. Bank, U.S. Bank National Association or the Collateral Agent acting in such capacities; provided that such

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rights, protections, benefits, immunities and indemnities shall be in addition to, and not in limitation of, any rights, protections, benefits, immunities and indemnities provided in the Custodian Agreement, Account Control Agreement or any other Facility Documents to which
U.S. Bank, U.S. Bank National Association or the Collateral Agent in such capacity is a party.

(l).The Collateral Agent shall not have any obligation to determine if a Collateral Loan meets the criteria specified in the definition of Eligible Collateral Loan or if the requirements set forth in the definition of “Deliver” have been satisfied.

(m).The Collateral Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of LIBOR (or any other applicable index, floating rate, interest rate or Benchmark Replacement), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Replacement Date, Benchmark Transition Event, Benchmark Unavailability Period or Early Opt-In Election, (ii) to select, determine or designate any Benchmark Replacement or other alternate benchmark rate, or other successor or replacement rate, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment or other modifier to any Benchmark Replacement or other replacement or successor rate or index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

(n).The Collateral Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of LIBOR (or any Benchmark Replacement or other applicable index, floating rate or other Interest Rate) and absence of any Benchmark Replacement or other replacement index or floating rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Administrative Agent, the Borrower or the Servicer, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

ARTICLE XIII MISCELLANEOUS
Section 13.01 No Waiver; Modifications in Writing. (a) No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement or any other Facility Document, and any consent to any departure by any party to this Agreement or any other Facility Document from the terms of any provision of this Agreement or such other Facility Document, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower or the Servicer in any case shall entitle the Borrower or the Servicer to any other or further notice or demand in similar or other circumstances.

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Each of U.S. Bank and U.S. Bank National Association in each of ~~its~~their respective capacities under the Facility Documents agrees to accept and act upon instructions or directions pursuant to this Agreement, any other Facility Document, or any Related Document or any document executed in connection herewith or therewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that any person providing such instructions or directions shall provide to U.S. Bank or U.S. Bank National Association an incumbency certificate listing persons designated to provide such instructions or directions as such incumbency certificate may be supplemented from time to time. If any person elects to give U.S. Bank or U.S. Bank National Association email or facsimile instructions (or instructions by a similar electronic method) and U.S. Bank or U.S. Bank National Association, as applicable in its discretion elects to act upon such instructions, U.S. Bank’s or U.S. Bank National Association’s reasonable understanding of such instructions shall be deemed controlling. U.S. Bank and U.S. Bank National Association shall not be liable for any losses, costs or expenses arising directly or indirectly from U.S. Bank’s or U.S. Bank National Association’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

In addition to all other instruction methods permitted under this Agreement, the Borrower hereby directs U.S. Bank in each of its capacities under the Facility Documents to accept instructions sent pursuant to secure financial messaging services provided by SWIFT, which shall constitute instructions from the Borrower (or the Servicer on behalf of the Borrower) for all purposes hereunder. The Borrower instructs U.S. Bank to accept and process SWIFT transmissions initiated by the Borrower or the Servicer on its behalf to the same extent that written wire transfer instructions are accepted and processed by U.S. Bank. U.S. Bank in each of its capacities under the Facility Documents may conclusively rely on SWIFT transmissions to release payments as instructed, subject to any verification of information as requested by U.S. Bank in such capacity, including the call back process to an individual designated by the Borrower or the Servicer as authorized to provide such verification. U.S. Bank may also request, and the Borrower or the Servicer will provide, an additional signed direction (whether by manual, facsimile, PDF or other electronic signature) in order for U.S. Bank to make such payment in connection with any SWIFT transmission. For purposes of compliance with any incumbency certificate of the Borrower or the Servicer, all instructions received by U.S. Bank through the methodology described herein shall be deemed in compliance with the procedures outlined therein (to the extent applicable).

Section 13.03 Taxes. (a) Any and all payments by or on account of any obligation of the Borrower under any Facility Document shall be made without deduction or withholding for any and all Taxes with respect thereto, unless required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the Borrower or Administrative Agent) requires the deduction or withholding of any Tax from any such payment by the Borrower or the Administrative Agent, then the Borrower or the Administrative Agent shall be entitled to make

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U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Collateral Agent

By:
Name:
Title:

US-DOCS\132983330.2 USActive 55479929.4

APPENDIX B

SCHEDULES

Asset Type Code	Asset Type Description
1020000	Energy Equipment & Services
1030000	Oil, Gas & Consumable Fuels
1033403	Mortgage Real Estate Investment Trusts (REITs)
2020000	Chemicals
2030000	Construction Materials
2040000	Containers & Packaging
2050000	Metals & Mining
2060000	Paper & Forest Products
3020000	Aerospace & Defense
3030000	Building Products
3040000	Construction & Engineering
3050000	Electrical Equipment
3060000	Industrial Conglomerates
3070000	Machinery
3080000	Trading Companies & Distributors
3110000	Commercial Services & Supplises
3210000	Air Freight & Logistics
3220000	Airlines
3230000	Marine
3240000	Road & Rail
3250000	Transportation Infrastructure
4011000	Auto Components
4020000	Automobiles
4110000	Household Durables
4120000	Leisure Products
4130000	Textiles, Apparel & Luxury Goods
4210000	Hotels, Restaurants & Leisure
4310000	Media
4310001	Entertainment
4310002	Interactive Media and Services
4410000	Distributors
4420000	Internet and Direct Marketing Retail
4430000	Multiline Retail
4440000	Specialty Retail
5020000	Food & Staples Retailing
5110000	Beverages

Sch. 4-1

5130000	Tobacco
5210000	Household Products
5220000	Personal Products
6020000	Healthcare Equipment & Supplies
6030000	Healthcare Providers & Services
6110000	Biotechnology
6120000	Pharmaceuticals
7011000	Banks
7020000	Thrifts & Mortgage Finance
7110000	Diversified Financial Services
7120000	Consumer Finance
7130000	Capital Markets
7210000	Insurance
7310000	Real Estate Management & Development
7311000	Equity Real Estate Investment Trusts (REITs)
8030000	IT Services
8040000	Software
8110000	Communications Equipment
8120000	Technology Hardware, Storage & Peripherals
8130000	Electronic Equipment, Instruments & Components
8210000	Semiconductors & Semiconductor Equipment
9020000	Diversified Telecommunication Services
9030000	Wireless Telecommunication Services
9520000	Electric Utilities
9530000	Gas Utilities
9540000	Multi-Utilities
9550000	Water Utilities
9551701	Diversified Consumer Services
9551702	Independent Power and Renewable Electricity Producers
9551727	Life Sciences Tools & Services
9551729	Healthcare Technology
9612010	Professional Services

Sch. 4-2